UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

GWG Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) on April 16, 2019 notifying the Company that it was not in compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The NASDAQ notification has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market.

On April 2, 2019, the Company filed with the Securities and Exchange Commission a Notification of Late Filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934 indicating that it was unable, without unreasonable effort and expense, to complete its financial statements as of and for the year ended December 31, 2018 within the time period required to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”). The Company’s inability to timely file the Form 10-K was due, in part, to a delay in finalizing the accounting for certain assets and liabilities exchanged pursuant to the Amended and Restated Master Exchange Agreement, dated January 18, 2018, as amended, between the Company and The Beneficient Company Group, L.P., among others, which exchange was completed on December 28, 2018. The Company indicated at the time that it expected to file the Form 10-K no later than April 16, 2019, which is the fifteenth calendar day filing extension period afforded registrants under Rule 12b-25 of the Securities Exchange Act of 1934.

As of April 16, 2019, the Company remained unable to file the Form 10-K. As a result, on April 16, 2019, in accordance with standard procedures related to the delayed filing of the Form 10-K with the Securities and Exchange Commission, the Company received a letter from NASDAQ indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter provides that the Company has 60 calendar days from the date it received NASDAQ’s notification letter to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K's filing due date for the Company to regain compliance with NASDAQ's filing requirements for continued listing.

The Company anticipates that it will regain compliance with the NASDAQ continued listing requirements upon filing its Form 10-K, and that filing of the Form 10-K within the 60-day period will eliminate the need for the Company to submit a formal plan to regain compliance.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to risks that the Company may be unable to file the Form 10-K within the timeframe currently anticipated, as well as the other risks set forth in the Company’s filings with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: April 22, 2019	By:	/s/ William Acheson
William Acheson Chief Financial Officer

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